Exhibit 10.36
2007 Award
PERFORMANCE UNITS AGREEMENT
     THIS AGREEMENT, dated January 2, 2007 (the “Grant Date”), is made by and between PEABODY ENERGY CORPORATION, a Delaware corporation (the “Company”), and the undersigned employee of the Company or a Subsidiary (as defined below) or an Affiliate (as defined below) of the Company (“Grantee”).
     WHEREAS, the Company wishes to afford the Grantee the opportunity to participate in future increases in Company value;
     WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
     WHEREAS, the Committee (as hereinafter defined) appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Performance Units provided for herein to the Grantee as an incentive for increased efforts during his or her term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officer to issue said Performance Units;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Whenever the following terms are used in this Agreement, they shall have the meanings specified below. Capitalized terms not otherwise defined in this Agreement shall have the meanings specified in the Plan.
     Section 1.1 — “Affiliate” shall mean any other Person directly or indirectly controlling, controlled by, or under common control with the Company. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
     Section 1.2 — “Board of Directors” or “Board” shall mean the Board of Directors of the Company.
     Section 1.3 — “Cause” shall mean (i) any material and uncorrected breach by Grantee of the terms of his or her employment agreement with the Company, if any, including, but not limited to, engaging in action in violation of any restrictive covenants therein, (ii) any willful fraud or dishonesty of Grantee involving the property or business of the Company, (iii) a deliberate or willful refusal or failure of Grantee to comply with any major corporate policy of the Company that is communicated to Grantee in writing or (iv) Grantee’s conviction of, or plea of nolo contendere to, any felony if such conviction shall result in his or her imprisonment;

provided that, with respect to clauses (i), (ii) and (iii) above, Grantee shall have 10 days following written notice of the conduct which is the basis for the potential termination for Cause within which to cure such conduct to prevent termination for Cause by the Company. In the event that Grantee is terminated for failure to meet performance goals, as determined by the CEO, such termination shall be considered a termination for Cause for all purposes relating to these Performance Units.
     Section 1.4 — “Committee” shall mean the Compensation Committee of the Company, duly appointed by the Board as the Administrator under Section 2 of the Plan.
     Section 1.5 — “Common Stock” shall mean the common stock of the Company, par value $0.01.
     Section 1.6 — “FMV per Share” shall mean the average of the closing prices of the shares of Common Stock for the 4 weeks immediately preceding the Determination Date (as defined below); notwithstanding the foregoing, in the event of a Change of Control, “FMV per Share” shall mean the per share value of equity based on amounts paid in the Change of Control.
     Section 1.7 — “Good Reason” shall mean (i) a reduction by the Company in Grantee’s base salary, (ii) a material reduction in the aggregate program of employee benefits and perquisites to which Grantee is entitled (other than a reduction which affects all executives), (iii) relocation by more than 50 miles from Grantee’s workplace, (iv) any material diminution or material adverse change in Grantee’s duties, responsibilities or reporting relationships, which causes Grantee to fall below the level of the executive team, or (v) a material decline in Grantee’s bonus opportunity.
     Section 1.8 — “Incentive Amount” shall mean the Dollar amount payable to Grantee hereunder with respect to the Performance Units, if any, as calculated in Article IV.
     Section 1.9 — “Performance Units” shall mean the units granted on a performance basis under this Agreement. The value of each Performance Unit shall be equal to the FMV per Share as of the relevant Determination Date (as defined below).
     Section 1.10 — “Person” shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
     Section 1.11 — “Plan” shall mean the Peabody Energy Corporation 2004 Long-Term Equity Incentive Plan, as from time to time amended.
     Section 1.12 — Pronouns - The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
     Section 1.13 — “Retirement” shall mean retirement on or after age 55 with at least ten (10) years of service with the Company.
     Section 1.14 — “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     Section 1.15 — “Termination of Employment” shall mean a termination of the Grantee’s employment with the Company, a Subsidiary or an Affiliate (regardless of the reason therefor) that constitutes a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended, or applicable guidance or regulations issued thereunder.
ARTICLE II
GRANT OF PERFORMANCE UNITS
     Section 2.1 — Grant of Performance Units. For good and valuable consideration, the Company hereby grants to the Grantee the number of Performance Units set forth on the signature page hereof upon the terms and subject to the conditions set forth in this Agreement.
     Section 2.2 — No Obligation of Employment. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary or Affiliate or interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Grantee at any time for any reason whatsoever, with or without Cause.
     Section 2.3 — Adjustments in Performance Units. In the event that shares of Common Stock are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization event, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of Performance Units, or other consideration payable hereunder, and the applicable FMV per Share. Any such adjustment made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons.
ARTICLE III
VESTING OF PERFORMANCE UNITS
     Section 3.1 — Performance Units. Unless otherwise provided in this Article III, the Performance Units shall vest on the 15th of each calendar month, in equal monthly increments, over the period beginning on the Grant Date and ending on December 31, 2009 (the “Performance Cycle”).
     Section 3.2 — Effect of Certain Events. Notwithstanding the foregoing Section 3.1, during the Performance Cycle:
     (a) upon a Termination of Employment on account of death or Disability, all Performance Units shall become immediately vested and the Grantee shall be entitled to the Incentive Amount calculated pursuant to Section 4.1 hereof with respect to the vested Performance Units;

     (b) upon the earliest of (i) a Termination of Employment on account of Retirement, (ii) a Termination of Employment by the Company without Cause, or by the Grantee for Good Reason, or (iii) a Change of Control, the Performance Units shall cease to vest, any and all Performance Units that remain unvested shall terminate immediately, and the Grantee shall be entitled to the Incentive Amount calculated pursuant to Section 4.1 hereof with respect to the vested Performance Units; and
     (c) upon the earlier of (i) a Termination of Employment by the Company for Cause, and (ii) a Termination of Employment by the Grantee without Good Reason, all Performance Units shall terminate and the Grantee shall not be entitled to any Incentive Amount hereunder (unless such Incentive Amount previously became due hereunder).
ARTICLE IV
PAYMENT OF INCENTIVE AMOUNT
     Section 4.1 — Determination of Incentive Amount. The Incentive Amount payable to the Grantee hereunder shall be determined on the earliest to occur of the following events or as soon as administratively practicable thereafter (the “Determination Date”): (i) December 31, 2009; (ii) a Termination of Employment on account of death, Disability or Retirement; (iii) a Termination of Employment by the Company without Cause, or by the Grantee for Good Reason; or (iv) a Change of Control. Any subsequent occurrence of an event described in Article III hereof shall not constitute a Determination Date, and no further payment shall be made to the Grantee hereunder. The Incentive Amount shall be equal to the sum of:
     (a) Fifty percent (50%) times the number of Performance Units that are vested as of the Determination Date pursuant to Article III hereof, multiplied by the FMV per Share as of the Determination Date, and further multiplied by the percentage specified in Exhibit A hereto with respect to the achievement of such applicable EBITDA ROIC targets as set forth in Exhibit A hereto; plus
     (b) Fifty percent (50%) times the number of Performance Units that are vested as of the Determination Date pursuant to Article III hereof, multiplied by the FMV per Share as of the Determination Date, and further multiplied, in the event the Determination Date is December 31, 2009, by the applicable percentage based on the matrix below (the “Applicable Percentage”):

TSR Percentile S&P
Applicable Percentage

80%ile	100%		110%		130%		140%		176%		188%		200%		200%
75%ile	100%		110%		130%		140%		176%		188%		200%		200%
65%ile	84%		94%		114%		124%		160%		172%		184%		184%
60%ile	76%		86%		106%		116%		152%		164%		176%		176%
55%ile	68%		78%		98%		108%		144%		156%		168%		168%
50%ile	60%		70%		90%		100%		136%		148%		160%		160%
45%ile	53%		63%		83%		93%		129%		141%		153%		153%
40%ile	47%		57%		77%		87%		123%		135%		147%		147%
35%ile	40%		50%		70%		80%		116%		128%		140%		140%
	35	%ile	40	%ile	50	%ile	55	%ile	70	%ile	75	%ile	80	%ile	85	%ile
TSR Percentile — Industry
where:
“TSR Percentile — Industry” represents the Company’s average total shareholder return (based on the average of the closing prices of the shares of Common Stock for the 4 weeks immediately preceding the Determination Date) expressed as a percentage of an industry peer group index (weighted at 60% of the total award opportunity hereunder), which peer group shall include such companies as shall be selected by the Committee in its sole discretion from time to time; and
“TSR Percentile — S&P” represents the Company’s average total shareholder return (based on the closing price of the shares of Common Stock on the Determination Date) expressed as a percentage of the Standard & Poor 500 Mid Cap Index (weighted at 40% of the total award opportunity hereunder).
Notwithstanding the foregoing, in the event the Company’s average total shareholder return as of the applicable Determination Date (based on the average of the closing prices of the shares of Common Stock for the 4 weeks immediately preceding the Determination Date) is negative, (i) no Incentive Amount shall be paid hereunder if the TSR Percentile — Industry (as defined above) is less than fifty percent (50%) as of that same date, and (ii) the Applicable Percentage shall not exceed one hundred fifty percent (150%) if the TSR Percentile — Industry (as defined above) equals or exceeds fifty percent (50%) as of that same date.
     Section 4.2 — Form and Time of Payment. Subject to the timing rules set forth in subsections (a) and (b) below, the Incentive Amount shall be paid to the Grantee in Common Stock as soon as administratively practicable after the Determination Date.

     (a) Change of Control. If the Determination Date is triggered by a Change of Control, the Incentive Amount shall be paid to the Grantee at the time of or as soon as administratively practicable after the Change of Control. Notwithstanding the definition set forth in the Plan, for purposes of this Agreement the term “Change of Control” means:
     (i) any Person (other than a Person holding securities representing 10% or more of the combined voting power of the Corporation’s outstanding securities as of May 22, 2001, the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then-outstanding securities (provided, however, that if any Person is considered to own more than 50% of the total voting power of the stock of the Corporation, the acquisition of additional stock by the same Person is not considered to cause a change in the control of the Corporation);
     (ii) during any period of twelve consecutive months (not including any period prior to May 22, 2001), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) or (B) a director nominated by any Person (including the Corporation) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control) whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;
     (iii) consummation of any merger, consolidation, plan of arrangement, reorganization or similar transaction or series of transactions in which the Corporation is involved, other than such a transaction or series of transactions which would result in the shareholders of the Corporation immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the securities of the Corporation or such surviving entity (or the parent, if any) outstanding immediately after such transaction(s) in substantially the same proportions as their ownership immediately prior to such transaction(s); or
     (iv) the consummation of a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a liquidation of the Corporation into a wholly owned subsidiary (provided, however, that a transfer of assets by the Corporation is not treated as a change in the ownership of such assets if the assets are transferred to: (A) a shareholder of the Corporation (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity of which the Corporation owns, directly or indirectly, 50% or more of the total value or voting power; (C) a Person, or more than one Person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Corporation; or (D) an entity of which a Person or group described in clause (C) above owns, directly or indirectly, at least 50% of the total value or voting power).
As used in this Section, the term “Person” (including a “group”) has the meaning provided under Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (or any successor section thereto).
     (b) Specified Employee. If the Determination Date is triggered by a Termination of Employment and the Grantee is a “specified employee” (as such term is defined in Code Section 409A and the applicable regulations or other guidance issued thereunder, but generally meaning one of the Company’s key employees within the meaning of Code Section 416(i)), the Incentive Amount shall be paid to the Grantee six months after the Determination Date.
     Section 4.3 — Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon payment of the Incentive Amount may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock deliverable hereunder prior to fulfillment of all of the following conditions:
     (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
     (b) The lapse of such reasonable period of time following the Determination Date as the Committee may from time to time establish for reasons of administrative convenience.
     Section 4.4 — Rights as Stockholder. The Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares shall have been issued by the Company to the Grantee.
ARTICLE V
MISCELLANEOUS
     Section 5.1 — Administration. The Committee has the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Performance Units. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
     Section 5.2 — Performance Units Not Transferable. Neither the Performance Units nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.
     Section 5.3 — Withholding. No later than the date as of which an amount payable hereunder first becomes includible in the Grantee’s gross income for tax purposes, the Grantee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any applicable withholding taxes.
     Section 5.4 — Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him, her or it. Any notice which is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his, her or its status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     Section 5.5 — Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     Section 5.6 — Applicability of Plan. The Performance Units and the shares of Common Stock issued to the Grantee, if any, shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Performance Units and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.
     Section 5.7 — Amendment. This Agreement may be amended only by a writing executed by the parties hereto that specifically states that it is amending this Agreement.
     Section 5.8 — Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration

Association. The Company shall pay any legal fees in connection with such arbitration in the event that the Grantee prevails on a material element of his or her claim or defense.
     Section 5.9 — Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

GRANTEE	PEABODY ENERGY CORPORATION

By

[Grantee]
Its

Address

Grantee’s Taxpayer Identification			Aggregate number of Performance Units
Number:			granted hereunder:

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